SERVICE AGREEMENT
         between
         TRANSCONTINENTAL GAS PIPE LINE CORPORATION
         and
         PENNSYLVANIA GAS & WATER
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         SERVICE AGREEMENT UNDER RATE SCHEDULE GSS
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         THIS AGREEMENT entered into this first day of October, 1993, by and between
         TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller", first party, and PENNSYLVANIA GAS & WATER, a
         Pennsylvania corporation, hereinafter referred to as "Buyer", second party,

         W I T N E S S E T H:

         WHEREAS, Buyer desires to purchase and Seller desires to sell natural gas storage service under Seller's Rate Schedule GSS as set forth herein; and

         WHEREAS, Seller and Consolidated Natural Gas Transmission Corporation
         ("CNG") have entered into an agreement providing for underground natural gas storage service by CNG for Seller; and

         WHEREAS, pursuant to the terms of the Joint Stipulation approved by the
         Commission's Order dated July 16, 1993 in Docket Nos. RS92-86-003, RP92-108-000,
         and RP92-137-000 which amended Seller's certificate in Docket No. CP61-194,
         Seller and Buyer agree to a twenty year contract term for the Storage Demand
         Quantity and Storage Capacity Quantity set forth in Article I hereof;

         NOW THEREFORE, Seller and Buyer agree as follows:

         ARTICLE I
         SERVICE TO BE RENDERED

         Subject to the terms and provisions of this agreement and of Seller's Rate
         Schedule GSS, Seller agrees to receive from Buyer for storage, inject into storage for Buyer's account, store, withdraw from storage (or cause to be injected into storage for Buyer's account, stored, and withdrawn from storage)
         and deliver to Buyer, quantities of natural gas as follows:

         To withdraw from storage or cause to be withdrawn from storage, the gas stored for Buyer's account up to a maximum quantity in any day of 29,693 Mcf, which quantity shall be Buyer's Storage Demand.

         To receive and store or cause to be stored up to a total quantity at any one time of 1,511,432 Mcf, which quantity shall be Buyer's Storage Capacity Quantity.

         ARTICLE II
         POINT OF DELIVERY

         The Point or Points of Delivery for all natural gas delivered by Seller to
         Buyer under this agreement shall be at or near:

         (1) Dallas Meter Station, located at the intersection of State Route #115 and
         Leidy Line on south side of road adjacent to Natona Mills--western edge of
         Dallas, Luzerne County, Pennsylvania.

         (2) Saylor Meter Station, located at junction of Saylor Avenue and Transco
         Pipeline, Plains Township, Luzerne County, Pennsylvania.
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                                 SERVICE AGREEMENT UNDER RATE SCHEDULE GSS
                                                (Continued)

                                                ARTICLE II
                                             POINT OF DELIVERY
                                                (Continued)

              (3) Wyoming Monument Meter Station, located on Seller's Leidy Line near
                    Wyoming, Luzerne County, Pennsylvania.

              (4) Muncy Meter Station, located at a point of connection of Seller's Leidy
                    Line and Buyer's facilities near Muncy, Lycoming County, Pennsylvania.

              (5) Old Lycoming Meter Station, located at a point of connection of Seller's
                    Leidy Line and Buyer's facilities near the intersection of Legislative
                    Route No. 41033 and Route 410 in Lycoming County, Pennsylvania.

              (6) Shickshinny Meter Station, located at a point of connection on Seller's
                    Leidy Line and Buyer's facilities near Salem Township, Luzerne County,
                    Pennsylvania.

                                               ARTICLE III
                                            DELIVERY PRESSURE

                    Seller shall deliver natural gas to Buyer at the Point(s) of Delivery at a pressure(s) of: not less than fifty (50) pounds per square inch gauge, or at such other pressures as may be agreed upon in the day-to-day operations of Buyer and Seller.

                                                ARTICLE IV
                                            TERM OF AGREEMENT

                 This agreement shall be effective October 1, 1993 and shall remain in force and effect through March 31, 2013.

                                                ARTICLE V
                                         RATE SCHEDULE AND PRICE

                    Buyer shall pay Seller for natural gas service rendered hereunder in accordance with Seller's Rate Schedule GSS and the applicable provisions of the
              General Terms and Conditions of Seller's FERC Gas Tariff as filed with the
              Federal Energy Regulatory Commission, and as the same may be amended or superseded from time to time at the initiative of either party. Such rate schedule and General Terms and Conditions are by this reference made a part hereof.

                                                ARTICLE VI
                                              MISCELLANEOUS

                    1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in any interpretation of the same.

                    2. This agreement supersedes and cancels as of the effective date hereof the following contract:

                          None. Service Agreement dated April 13, 1972 expired on April 1,
                          1992.
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         SERVICE AGREEMENT UNDER RATE SCHEDULE GSS
         (Continued)

         ARTICLE VI
         MISCELLANEOUS
         (Continued)

         3. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

         4. This agreement shall be interpreted, performed and enforced in accordance with the laws of the State of Pennsylvania.

         5. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective Presidents or Vice Presidents thereunto duly authorized and have caused their respective corporate seals to be hereunto affixed and attested by their respective Secretaries or Assistant Secretaries the day and year above written.

         ATTEST:                     TRANSCONTINENTAL GAS PIPE LINE
                                                 CORPORATION

        [SEAL]
        /s/ Grace L. Hughes         /s/  Thomas E. Skains (Seller)
        Asst. Secretary                    Senior Vice President
                                        Transportation and Customer
                                                 Services

         ATTEST:                     PENNSYLVANIA GAS & WATER

         /s/ Sandra M. Stefanowicz   By /s/ Joseph Perugino (Buyer)
          Asst. Secretary                   Vice President
                                        Marketing & Gas Supply
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